UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) or (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

LATTICE STRATEGIES TRUST

(Exact name of registrant as specified in its charter)

State of Delaware	See Below
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

690 Lee Road

Wayne, Pennsylvania 19087

(Address of principal executive offices)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered	Name of the Exchange on which Each Class is to be so Registered	I.R.S. Employer Identification Number
Shares of beneficial interest, no par value per share, of:
Hartford US Quality Growth ETF	The NASDAQ Stock Market LLC	93-3352963
Hartford US Value ETF	Cboe BZX	93-3323704

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.  ☐

Securities Act registration statement file number to which this form relates: 333-199089

Securities to be registered pursuant to Section 12(g) of the Exchange Act: None.

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1. Description of Registrant’s Securities to be Registered.

A description of the shares of beneficial interest of Hartford US Quality Growth ETF, and Hartford US Value ETF, each a series of Lattice Strategies Trust (the “Trust”) to be registered hereunder, is set forth in Post-Effective Amendment No. 27 to the Trust’s Registration Statement on Form N-1A (Commission File Nos. 333-199089; 811-23002) filed on November 29, 2023, which description is incorporated herein by reference as filed with the Securities and Exchange Commission. Any form of amendment or supplement to the registration statement that is subsequently filed is hereby also incorporated by reference herein.

Item 2. Exhibits.

1.

The Trust’s Certificate of Trust is included as Exhibit (a)(i) to Post-Effective Amendment No. 20 to the Trust’s Registration Statement on Form N-1A (File No. 333-199089), as filed with the Securities and Exchange Commission on March 8, 2021.

2.

The Trust’s Declaration of Trust is included as Exhibit (a)(i) to Pre-Effective Amendment No. 1 to the Trust’s Registration Statement on Form N-1A (File No. 333-199089), as filed with the Securities and Exchange Commission on December 23, 2014.

3.

The Trust’s Amendment No. 1 to the Declaration of Trust is included as Exhibit (a)(ii) to Post-Effective Amendment No. 4 to the Trust’s Registration Statement on Form N-1A (File No. 333-199089), as filed with the Securities and Exchange Commission on January 13, 2017.

4.

The Trust’s By-Laws are included as Exhibit (b) to Pre-Effective Amendment No. 1 to the Trust’s Registration Statement on Form N-1A (File No. 333-199089), as filed with the Securities and Exchange Commission on December 23, 2014.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized, as of this 1st day of December, 2023.

LATTICE STRATEGIES TRUST

By:	/s/ Alice A. Pellegrino
Name:	Alice A. Pellegrino
Title:	Vice President and Assistant Secretary